Exhibit 99.1

Enertopia Corporation Drilling Update

Kelowna, British Columbia--(Newsfile Corp. - June 21, 2022) - Enertopia Corporation (OTCQB: ENRT) ("Enertopia'' or the "Company") a company focused on building shareholder value through a combination of our Nevada Lithium claims, intellectual property, & patents in the green technology space, is very pleased to provide the following update.

Enertopia is delighted to report the following drilling update.  As of June 14th, drill holes DH-01, 05, 06, 07,08 were all completed to a depth of 120 feet each. All five holes ended in claystone. Following these results; 25 selected drilling intervals have been submitted to ALS Geochemistry for premium rush analysis, and another 74 samples were submitted for analysis.

As a result of the first five holes all ending in claystone, the Company has received permission from the BLM to increase the drilling depth to 200 ft on the holes that will be drilled in the remaining drill program. Overburden on the first four holes varied from 22 feet to 47.5 feet.

Drilling is expected to resume around June 21st, and will run to June 28th. The rush assay results from the first five drill holes are expected around mid August, and non rush assay results in October.  Assay results are currently slowed due to the very high drilling activity in the mineral exploration sector in 2022. Once all assay results are received they will be coordinated with the respective mineral horizons & at that time the total thickness of the claystone zones will be verified and press released.

The Company will be providing a further drilling update in early July after the conclusion of the current drilling program.

"The Company looks forward to the deeper drilling and ultimately the assay results in due course." stated President Robert McAllister.

For additional project details please visit our website at https://enertopia.com/

The Qualified Person:

The technical data in this news release have been reviewed by Douglas Wood, P.Geol a qualified person under the terms of NI 43-101.

About Enertopia

Defines itself as an Environmental Solutions Company focused on using modern technology on extracting lithium and verifying or sourcing other intellectual property in the EV & green technologies to build shareholder value.

Enertopia shares are quoted in the United States on the OTC Markets under ticker symbol ENRT. For additional information, please visit www.enertopia.com or call Robert McAllister, the President at 1-888-ENRT201.

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements which are not historical facts are forward-looking statements. The Company makes forward-looking public statements concerning its expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, potential and financing of its mining or technology projects, growth opportunities, plans and objectives of management for future operations, including statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions that are forward-looking statements. Such forward-looking statements are estimates reflecting the Company's best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that other factors will not affect the accuracy of such forward-looking statements., foreign exchange and other financial markets; changes in the interest rates on borrowings; hedging activities; changes in commodity prices; changes in the investments and expenditure levels; litigation; legislation; environmental, judicial, regulatory, political and competitive developments in areas in which Enertopia Corporation operates. There can be no assurance that the West Tonopah project will ultimately have a drill defined resource and if so that that resource will be economic. User should refer to the risk disclosures set out in the periodic reports and other disclosure documents filed by Enertopia Corporation from time to time with regulatory authorities.

The OTCQB has not reviewed and does not accept responsibility for the adequacy or accuracy of this release.